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                                                                  EXHIBIT 10.3

                                 AMENDED AND RESTATED
                                 EMPLOYMENT AGREEMENT


This Amended and Restated Employment Agreement (the "Agreement") by and between U.S. Office Products Company, a Delaware corporation (the "Company" or "USOP") and Jonathan J. Ledecky ("Employee") is hereby entered into and effective as of
4th day of November, 1997.   This Agreement hereby supersedes any other
employment agreements or understandings, written or oral, between the Company and Employee.

                                   R E C I T A L S

The following statements are true and correct:

Employee and the Company previously entered into an Employment Agreement dated as of February 23, 1995 (the "Original Agreement").

Employee and the Company desire to amend the Original Agreement in certain respects.

As of the date of this Agreement, the Company is engaged primarily in the business of providing office products and other related goods and services.

Employee is employed hereunder by the Company in a confidential relationship wherein Employee, in the course of his employment with the Company, has and will continue to become familiar with and aware of information as to the Company's and its subsidiaries customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company and its subsidiaries, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company and its subsidiaries; this information is a trade secret and constitutes the valuable good will of the Company and its subsidiaries.

Therefore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, the Original Agreement is hereby amended and restated to read in its entirety as follows:

                                 A G R E E M E N T S

    1.   Employment and Duties

    (a) The Company hereby employs Employee as an executive of the Company and to serve as Chairman of the Board of Directors of the Company (the "Board"), assuming Employee's continued membership on the Board. As such, Employee shall have responsibilities,


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duties and authority as determined by the Board, including but not limited to, the following activities: (i) conducting meetings of the Board (after consultation with senior management of the Company); (ii) identifying and pursuing new business and investment opportunities and acquisitions for the Company; (iii) developing and providing strategic plans and growth analyses;
(iv) providing structuring, capitalization, restructuring, recapitalization, and reorganization advice and assisting in the implementation thereof; and
(v) as may be directed by the Board, interfacing with the investment and financial community on an as-needed basis in a senior executive capacity, including participating in analysts' conference calls, road-shows, and annual and special meetings of the Company's shareholders. The parties acknowledge that Employee will be assuming responsibilities with other companies that will prevent Employee from devoting his full professional time to the Company. Accordingly, Employee will not be responsible for the day-to-day oversight of the Company. Notwithstanding the foregoing, Employee shall continue to abide by his duties of loyalty and care and other fiduciary responsibilities to the Company, including without limitation that Employee shall not exploit corporate opportunities of the Company in any way except for the direct benefit of the Company. Employee hereby accepts this employment upon the terms and conditions herein contained and agrees to devote his time, attention and efforts to promote and further the business of the Company.

    (b) Employee shall faithfully adhere to, execute and fulfill all policies established by the Company.

    (c) Nothing in this Agreement shall be construed as prohibiting Employee from entering into an employment agreement with another entity or serving on the board of directors of one or more other entities or from making personal investments in such other entities, provided that no such activities or investments violate Employee's fiduciary obligations to the Company or the terms of this Agreement.

    2. Compensation. For all services rendered by Employee, the Company shall compensate Employee as follows:

    (a)  Base Salary.   Effective as of the date hereof, the base salary
payable to Employee shall be $250,000 per year, payable on a regular basis in accordance with the Company's standard payroll procedures but not less than monthly. On at least an annual basis, the Board will review Employee's performance and may make increases to such base salary if, in its discretion, any such increase is warranted.

    (b) Incentive Bonus Plan. Employee shall be eligible to receive a bonus based on the Company's financial performance and the Employee's contribution thereto, as determined by the Board or a compensation committee thereof. The bonus, if any, payable pursuant to this Section 2(b) shall be payable in the form of cash, stock options, or other non-cash awards (or any combination of the foregoing), in such proportions, and in such forms, as are determined by the Board or a compensation committee thereof.


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    (c)  Executive Perquisites, Benefits and Other Compensation.   Employee
shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

         (1) During the Term, Employee shall be entitled to receive such perquisites and benefits as may be specified from time to time by the Board, taking into account the time and attention that Employee devotes to the Company and to other entities.

         (2) Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of his services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy.

    3.   Non-Competition Agreement.

    (a) Employee will not, during the period of his Employment by or with the Company, and for a period equal to the longer of (i) two (2) years or
(ii) the period during which Employee is entitled to receive and is receiving any payment pursuant to paragraph 5(d) hereof, immediately following the termination of his employment under this Agreement, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

         (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services in direct competition with the Company within 100 miles of where the Company or where any of the Company's subsidiaries or affiliates conducts business, including any territory serviced by the Company or any of such subsidiaries (the "Territory");

         (ii) call upon any person who is, at that time, within the Territory, an employee of the Company (including the respective subsidiaries and/or affiliates thereof) in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company (including the respective subsidiaries and/or affiliates thereof), provided that Employee shall be permitted to call upon and hire any member of his or her immediate family;

         (iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to that time, a customer of the Company (including the respective subsidiaries and/or affiliates thereof) within the Territory for the purpose of

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    soliciting or selling products or services in direct competition with the
    Company (including the respective subsidiaries and/or affiliates thereof) within the Territory;

         (iv) call upon any prospective acquisition candidate, on Employee's own behalf or on behalf of any competitor, which candidate was either called upon by the Company (including the respective subsidiaries and/or affiliates thereof) or for which the Company (including the respective subsidiaries and/or affiliates thereof) made an acquisition analysis, for the purpose of acquiring such entity.

    In addition to (and not in lieu of) the restriction contained in clause
(ii) above, Employee agrees that, during the period that the restrictions contained in this Section 3 remain in effect, ad so long as he is employed by, or otherwise affiliated with, Consolidation Capital Corporation ("CCC"), he shall not, directly or indirectly, offer employment with CCC to, or otherwise allow CCC to employ, any person who: (1) is employed by the Company or a subsidiary of the Company at the time; (2) was so employed by the Company or a subsidiary of the Company within one (1) year prior to such time; or (3) provides (or within the prior year provided) substantial service to the Company or a subsidiary of the Company as part of an entity that is or was a vendor or other outside service provider to the Company or any subsidiary, excluding only
F. Traynor Beck and Timothy Clayton.

    Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Employee from acquiring capital stock in CCC or serving as an officer, director or employee or consultant to CCC, or acquiring as an investment not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter; provided that such actions do not otherwise breach Employee's obligations hereunder.

    (b) Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company for which they would have no other adequate remedy, Employee agrees that the foregoing covenant may be enforced by the Company in the event of breach by him, by injunctions and restraining orders.

    (c) It is agreed by the parties that the foregoing covenants in this paragraph 3 impose a reasonable restraint on Employee in light of the activities and business of the Company (including the Company's subsidiaries and/or affiliates) on the date of the execution of this Agreement and the current plans of the Company (including the Company's subsidiaries); but it is also the intent of the Company and Employee that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company (including the Company's other subsidiaries and/or affiliates) throughout the term of this covenant.

         It is further agreed by the parties hereto that, in the event that Employee shall cease to be employed hereunder, and shall enter into a business or pursue other activities not in competition with the Company (including the Company's other subsidiaries and including

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businesses that Employee knows are then being considered by the Company), or similar activities or business in locations the operation of which, under such circumstances, does not violate clause (i) of this paragraph 3, and in any event such new business, activities or location are not in violation of this paragraph 3 or of Employee's obligations under this paragraph 3, if any, Employee shall not be chargeable with a violation of this paragraph 3 if the Company (including the Company's subsidiaries) shall thereafter enter the same, similar or a competitive (i) business, (ii) course of activities or
(iii) location, as applicable.

    (d) The covenants in this paragraph 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

    (e) All of the covenants in this paragraph 3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the period of two (2) years stated at the beginning of this paragraph 3, during which the agreements and covenants of Employee made in this paragraph 3 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this paragraph 3.

    (f) Notwithstanding any of the foregoing, if any applicable law shall reduce the time period during which Employee shall be prohibited from engaging in any competitive activity described in paragraph 3(a) hereof, the period of time for which Employee shall be prohibited pursuant to paragraph 3(a) hereof shall be the maximum time permitted by law. However, in the event that the time period specified by paragraph 3(a) shall be so reduced, then, notwithstanding the provisions of paragraph 5(d) hereof, Employee shall be entitled to receive from the Company his base salary at the rate then in effect solely for the longer of (i) the time period during which the provisions of paragraph 3(a) shall be enforceable under the provisions of such applicable law, or (ii) the time period during which Employee is not engaging in any competitive activity, but in no event longer than the term provided in paragraph 5(d).

    4.   Place of Performance.

    (a) Employee understands that he may he requested by the Board to relocate from his present residence to another geographic location in order to more efficiently carry out his duties and responsibilities under this Agreement or as part of a promotion or other increase in duties and responsibilities. In such event, if Employee agrees to relocate, the Company will pay all relocation costs to move Employee, his immediate family and their personal property and effects. Such costs may include, by way of example, but are not limited to, pre-move visits to search for

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a new residence, investigate schools or for other purposes; temporary lodging and living costs prior to moving to a new permanent residence; duplicate home carrying costs; all closing costs on the sale of Employee's present residence and on the purchase of a comparable residence in the new location; and added income taxes that Employee may incur if any relocation costs are not deductible for tax purposes. The general intent of the foregoing is that Employee shall not personally bear any out-of-pocket cost as a result of the relocation, with an understanding that Employee will use his best efforts to incur only those costs which are reasonable and necessary to effect a smooth, efficient and orderly relocation with minimal disruption to the business affairs of the Company and the personal life of Employee and his family.

    (b) Notwithstanding the above, if Employee is requested by the Board to relocate and Employee refuses, such refusal shall not constitute "cause" for termination of this Agreement under the terms of paragraph 5(c).

    5. Term; Termination; Rights on Termination. The term of this Agreement shall begin on the date hereof and continue for two (2) years (the "Initial Term"), and, unless terminated as herein provided, shall be extended at the end of each year beginning at the end of the first year of the Initial Term hereof for a period of one year on the same terms and conditions contained herein, such that the term (the "Term") of this Agreement shall extend for a period of two years from the date of each such extension. This Agreement and Employee's employment may be terminated in any one of the following ways:

    (a) Death. The death of Employee shall immediately terminate the Agreement with no severance compensation due to Employee's estate.

    (b) Disability. If, as a result of incapacity due to physical or mental illness or injury, Employee shall have been absent from his full-time duties hereunder for four (4) consecutive months, then thirty (30) days after written notice to the Employee. (which notice may occur before or after the end of such four (4) month period, but which shall not be effective earlier than the last day of such four (4) month period), the Company may terminate Employee's employment hereunder provided Employee is unable to resume his full-time duties at the conclusion of such notice period. Also, Employee may terminate his employment hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Employee shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request made within thirty (30) days of the date of such written statement, Employee shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Employee or Employee's doctor and such doctor shall have concurred in the conclusion of Employee's doctor. Subject to paragraph 3(f) hereof and the last paragraph of this paragraph 5, in the event this Agreement is terminated as a result of Employee's disability, Employee shall receive from the Company the base salary at the rate then in effect for whatever time period is remaining under the Term of this Agreement, payable over such term.

    (c) Good Cause. The Company may terminate the Agreement ten (10) days after written notice to Employee for good cause, which shall be: (1) Employee's willful, material and irreparable breach of this Agreement; (2) Employee's gross negligence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of written notice of need to cure) of any of Employee's material duties and responsibilities hereunder;
(3) Employee's unwillingness or failure to perform his duties satisfactorily (as determined by the Board) in accordance with the provisions specified herein and such unwillingness or failure is not cured by Employee within ten
(10) days of written notice thereof; (4) Employee's willful dishonesty, fraud or misconduct with respect to, or disparagement of, the business or affairs of the Company which materially and adversely affects the operations or reputation of the Company; (5) Employee's conviction of a felony or other crime involving moral turpitude; or (6) alcohol or illegal drug abuse by Employee. In the event of a termination for good cause, as enumerated above, Employee shall have no right to any severance compensation.

    (d) Without Cause. At any time after the commencement of employment, Employee may, without cause, terminate this Agreement and Employee's employment, effective thirty (30) days after written notice is provided to the Company. Should Employee be terminated by the Company without cause, subject to paragraph 3(f) hereof and the last paragraph of this paragraph 5, Employee shall receive from the Company the base salary at the rate then in effect for whatever time period is remaining under the Term of this Agreement payable over the term of such payment. If Employee resigns or otherwise terminates his employment without cause pursuant to this paragraph 5(d), Employee shall receive no severance compensation.

    (e)  Change in Control of the Company.  Refer to paragraph 17 below.

Upon termination of this Agreement for any reason provided above, Employee shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above. All other rights and obligations of the Company and Employee under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under paragraph 9 herein and Employee's obligations under paragraphs 3, 6, 7, 8 and 10 herein shall survive such termination in accordance with their terms.

If termination of Employee's employment arises out of the Company's failure to pay Employee on a timely basis the amounts to which he is entitled under this Agreement or as a result of any other breach of this Agreement by the Company, and such non-payment or other breach is not cured by the Company within thirty (30) days (or ten (10) days in the case of non-payment) after written notice thereof to the Company, as determined by a court of competent jurisdiction or pursuant to the provisions of paragraph 15 below, the Company shall pay all amounts and damages to which Employee may be entitled as a result of such breach, including interest thereon and all reasonable legal fees and expenses and other costs incurred by Employee to enforce his rights hereunder. Further, none of the provisions of paragraph 3 shall apply in the event this Agreement is terminated as a result of a breach by the Company.

In the event that Employee secures employment during the period that any payment is continuing pursuant to the provisions of this paragraph 5, the amounts to be paid hereunder shall be reduced by the amount of Employee's earnings from such other employment.
    (f) Options. The rights relating to Employee's options for capital stock of the Company shall be governed by the terms and conditions of the Company's amended and restated 1994 long-term incentive plan, it being understood and agreed that upon or after Employee's termination of employment with the Company for any reason, including termination without cause, his options shall only be exercisable if and to the extent that they had become exercisable before such termination and shall remain exercisable only to the extent provided by that plan.

    6. Return of Company Property. All records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Employee by or on behalf of the Company (including the respective subsidiaries thereof) or their representatives, vendors or customers which pertain to the business of the Company (including the respective subsidiaries thereof) shall be and remain the property of the Company, and be subject at all times to its discretion and control.
Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company which in collected by Employee shall be delivered promptly to the Company without request by it upon termination of Employee's employment.

    7. Inventions. Employee shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee, solely or jointly with another, during the period of employment or within one (1) year thereafter, and which are directly related to the business or activities of the Company and which Employee conceives as a result of his employment by the Company. Employee hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

    8. Trade Secrets. Employee agrees that he will not, during or after the term of this Agreement with the Company, disclose the specific terms of the Company's (including the respective subsidiaries thereof) relationships or agreements with their respective significant vendors or customers or any other significant and material trade secret of the Company (including the respective subsidiaries thereof) whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

    9. Indemnification. In the event Employee is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or

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investigative (other than an action by the Company against Employee), by reason of the fact that he is or was performing services under this Agreement then the Company shall indemnify Employee against all expenses (including attorneys', fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith to the fullest extent provided by Delaware law and in accordance with the Company's By-laws.

    10. No Prior Agreements. Employee hereby represents and warrants to the Company that the execution of this Agreement by Employee and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Employee agrees to indemnify the Company for any claim, including, but not limited to, attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any non-competition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement.

    11. Assignment; Binding Effect. Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. Employee agrees, therefore, he cannot assign all or any portion of his performance under this Agreement. Subject to the preceding two (2) sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

    12. Complete Agreement. This Agreement is not a promise of future employment. Employee has no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

    13. Notice. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

    To the Company:     U.S. Office Products Company
                        1025 Thomas Jefferson Street, N.W.
                        Suite 600
                        Washington, D.C.  20007

                        Attention:  General Counsel

    To Employee:        Jonathan J. Ledecky
                        1400 34th St.,  N.W.
                        Washington, D.C.  20007

Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 13.

    14. Severability; Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.
 This severability provision shall be in addition to, and not in place of, the provisions of Section 3(d) hereof. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof .

    15. Arbitration. Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay, severance compensation, reimbursement of costs, including those incurred to enforce this Agreement, and interest thereon in the event the arbitrators determine that Employee was terminated without disability or good cause, as defined in paragraphs 5(b) and 5(c) , respectively, or that the Company has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company. The arbitration proceeding shall be held in the city where the Company's corporate headquarters is located. Notwithstanding the foregoing, the Company shall be entitled to seek injunctive or other equitable relief, as contemplated by Section 3(b) above, from any court of competent jurisdiction, without the need to resort to arbitration.

    16. Governing Law. This Agreement shall in all respects be construed according to the laws of the State of Delaware.

    17.  Change in Control.

    (a) Unless he elects to terminate this Agreement pursuant to (c) below, Employee understands and acknowledges that the Company may be merged or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of the Company hereunder.

         In the event of a Change in Control, Employee may, at his sole discretion, elect to terminate this Agreement by providing written notice to the Company at least five (5) business days after the closing of the transaction giving rise to the Change in Control. In such case, the applicable provisions of paragraph 5(d) will apply as though the Company had terminated the Agreement without cause; however, under such circumstances, Employee shall be entitled to continue to receive his base salary at the rate then in effect for whatever time period is remaining under the Term of this Agreement or for two (2) years, whichever amount is greater, payable over the term of such payment and the non-competition provisions of paragraph 3 shall all apply for a period equal to the duration of such payment.

    (b) In the event of a Change in Control, Employee will be given sufficient time and opportunity to elect whether to exercise all or any of his vested options to purchase USOP Common Stock including any options with accelerated vesting under the provisions of USOP's Stock Option Plan, such that he may convert the options to shares of USOP Common Stock at or prior to the closing of the transaction giving rise to the Change in Control, if he so desires.

    (c)  A "Change in Control" shall be deemed to have occurred if:

         (i) any person, other than the Company or an employee benefit plan of the Company, acquires directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition such person is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of all of the then-outstanding voting securities of the Company;

         (ii) the individuals (A) who, as of the closing date of the Company's initial public offering, constitute the Board of Directors of the Company (the "Original Directors") or (B) who thereafter are elected to the Board of Directors of the Company and whose election, or nomination for election, to the Board of Directors of the Company was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election) or (C) who are elected to the Board of Directors of the Company and whose election, or nomination for elections to the Board of Directors of the Company was approved by a vote of at least two-thirds (2/3) of the original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election) (such individuals being the "Continuing Directors"), cease for any reason to constitute a majority of the members of the Board of Directors of the Company;

         (iii) the stockholders of the Company shall approve a merger, consolidation, recapitalization, or reorganization of the Company, a reverse stock split of outstanding voting security or consummation of any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by at least 75% of the holders of outstanding voting securities of the Company immediately prior to the transactions with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

         (iv) the stockholders of the Company shall approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company's assets (i.e., 50% or more of the total assets of the Company).

    (d) Employee must be notified in writing by the Company at any time that the Company or any member of its Board anticipates that a Change in Control may take place.

    (e) Employee shall be reimbursed by the Company or its successor for any excise taxes that Employee incurs under Section 4999 of the Internal Revenue Code of 1986 as a result of any Change in Control. Such amount will be due and payable by the Company or its successor within ten (10) days after Employee delivers a written request for reimbursement accompanied by a copy of his tax return(s) showing the excise tax actually incurred by Employee.

                         [Execution Page Following]

         IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement as of the date first above written:

                             U.S. OFFICE PRODUCTS COMPANY


                             By:  /s/Timothy J. Flynn
                                 -----------------------------
                                 Title:

                             JONATHAN J. LEDECKY

                                  /s/Johnathan J. Ledecky
                                 -----------------------------